EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made and entered into as of August 1, 1998, by and between Success National Bank, a national banking organization ("Employer"), and Kurt C. Felde ("Employee").

     WHEREAS, Employer and Employee desire to enter into an employment agreement governed by the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1.   EMPLOYMENT.

     1.1 Employment. Employer hereby retains and employs, and Employee accepts such retention and employment, to provide services hereunder as Senior Vice President and Chief Financial Officer. Employee shall be accountable to Employer through its Board of Directors.

     1.2 Duties and Obligations. As Senior Vice President and Chief Financial Officer, Employee shall perform all executive and managerial duties incumbent upon such position. Employee will devote his full time and attention and give his best efforts to the performance of such executive and managerial duties.
It is intended that Employee may have other business investments or directorships and engage in civic, charitable and other such activities so long as such activities do not interfere with his duties hereunder. Employer shall not relocate Employee to a location more than 40 miles from the location where he is presently employed.

     1.3 Proprietary Property. Employee acknowledges that in the course of his employment with Employer, Employer will provide Employee with, or access to, customer lists, memoranda, files, records, trade secrets and such other proprietary information and property (collectively, the "Proprietary Property") as is necessary or desirable to assist Employee in his duties. Employee acknowledges that the Proprietary Property is the sole and exclusive property of Employer and is not available to the public at large. Employee agrees that he shall not, while in the employ of Employer or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm or corporation, without the prior written consent of Employer, any information relating to the Proprietary Property. Upon termination of Employee's employment with Employer, Employee shall thereupon return all Proprietary Property in his possession or control to Employer.

2.   FINANCIAL ARRANGEMENTS.

     2.1 Compensation. As Employee's compensation for services provided hereunder, Employer shall do the following:

     (a) Salary. Employer shall pay Employee, pursuant to Employer's payroll schedule, an annual salary in the amount of $106,000 during the term of this Agreement, subject to annual review and increase, but not decrease, by the Board of Directors of Employer.

     (b) Bonus. Employer, based upon the sole determination of Employer's Board of Directors, may grant a bonus to Employee in any year in which it determines that Employer's performance justifies such a bonus.




     (c) Expenses. Employee shall be reimbursed on a monthly basis for all reasonable business expenses incurred by him in the performance of his duties hereunder, to the extent such expenses are substantiated and are consistent with the general policies of Employer relative to expense reimbursement.

     (d) Benefits. In addition to any compensation provided under this Agreement, Employee shall be entitled to participate in and receive benefits under any and all pension, profit sharing and other employee benefit plans, insurance programs and other benefit programs which are, from time to time, maintained by Employer for its senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

     (e) Vacations. Employee shall be entitled to paid vacation days in accordance with the Employer's Associate Handbook, as such may be amended from time to time.

3.   TERM AND TERMINATION.

     3.1 Term. This Agreement shall be effective for a period of two (2) years from the date hereof.

     3.2 Termination. This Agreement may also be terminated on the first to occur of any of the following events:

     (a) Agreement. Written agreement by both parties to terminate this Agreement.

     (b) Negligence; Misconduct. (i) substantial neglect of his duties hereunder by Employee, (ii) gross misconduct or (iii) any intentional act by Employee constituting fraud, misappropriation, embezzlement, dishonesty or similar act which is injurious to Employer. Prior to termination of this Agreement under Section 3.2(b)(i) and 3.2(b)(ii) only, Employer shall be required to provide written notice to Employee of the act or omission complained of, giving reasonably specific details in describing necessary corrective action, and Employee shall be given a period of sixty (60) days in which to cure or correct such act or omission. If such act or omission is cured or corrected, the right of Employer to terminate this Agreement under Sections 3.2(b)(i) and 3.2(b)(ii) shall be extinguished.

     (c) Breach. Excluding actions or events which may cause termination of this Agreement as provided in Section 3.2(b), in the event of the breach of any of the terms and conditions of this Agreement by either party and the failure of the breaching party to correct such breach within ten (10) business days after receipt of written notice of such breach by the breaching party, such other party may terminate this Agreement immediately upon written notice of such termination to the breaching party.

     (d) Death or Disability. In the event Employee dies or becomes disabled, to the extent that he is physically or materially incapacitated for more than six (6) months in the aggregate so that Employee is unable to perform his essential duties and functions hereunder, this Agreement may be terminated by Employer upon written notice to Employee.

     (e) Force Majeure. If either party is prevented from performing its obligations under this Agreement as a result of labor disputes, fire, war, flood or any other such reason beyond the party's reasonable control, each



party's rights and obligations hereunder shall cease until written notice of such cessation by either party.

     3.3 Effects of Termination. In the event of termination of this Agreement pursuant to Sections 3.1, 3.2(a), 3.2(b), 3.2(d) or 3.2(e) hereof or termination by Employer pursuant to Section 3.2(c) hereof, Employer shall have no continuing obligation to Employee hereunder. In the event of termination by Employee pursuant to Section 3.2(c) hereof or termination by Employer for any reason not set forth in Section 3.1 or 3.2 hereof, Employer shall continue to pay Employee salary, bonus, if any is due, and benefits for the duration of the term.

4.   CHANGE OF CONTROL, SALE.

     4.1 Payment Upon Termination. Upon a Change of Control (as defined herein) of Employer or its holding company, Success Bancshares, Inc. ("Bancshares"), Employer shall pay Employee the sum of one times Employee's base salary in one lump sum payment or, if such payment is not permissible as a matter of law, then such other maximum payment, not to exceed one times Employee's base salary, as is lawful; provided, however, that such payment shall only be made if (a) Employee is an employee of the Employer immediately prior to such Change of Control and (b) within one hundred eighty (180) days following such Change of Control Employee is terminated by Employer as an employee of the Employer for any reason.

     4.2 Change of Control Defined. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:

     (a) The consummation of any of the following transactions: (i) a merger, recapitalization or other business combination of Employer or Bancshares with or into another corporation pursuant to which Employer or Bancshares, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Common Stock of Employer or Bancshares, as the case may be, are converted into cash, securities of another corporation or other entity or other property, other than a transaction in which the holders of the Common Stock immediately prior to such transaction (including any preliminary or other transaction relating to such transaction) will continue to own at least fifty-five (55%) percent of the total voting power of the then-outstanding securities of the surviving or continuing corporation immediately after such transaction or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Employer or Bancshares.

     (b) A transaction in which any person (including any "person" as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than Employer or Bancshares, an affiliate thereof or any profit-sharing, employee ownership or other employee benefit or similar plan sponsored by Employer or Bancshares or any subsidiaries thereof, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): shall become, through purchase or otherwise, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of related transactions), of securities of Employer or Bancshares, as the case may be, representing forty-five (45%) percent or more of the total voting power of the then-outstanding securities of Employer or Bancshares, respectively, ordinarily (and apart from the rights accruing under special circumstances) having the



right to vote in the election of the directors of Employer or Bancshares, respectively.

     (c) If, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board or nomination for election by the stockholders of Employer or Bancshares, as the case may be, was approved by a vote of eighty (80%) percent of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

5.   PAYMENT BY HOLDING COMPANY

     In view of Employee's contribution to Bancshares, any compensation or benefit provided for herein to Employee may, upon the approval of both the Boards of Directors of Employer and Bancshares, be paid by Bancshares.

6.   NON-SOLICITATION/NON-COMPETITION

     6.1 Non-Solicitation. Employee shall not, during the term of Employee's employment with Employer and for a period of six (6) months after the termination or expiration thereof, directly or indirectly, hire, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade ("Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer, supplier or shareholder or prospective shareholder of Employer or Bancshares to discontinue, cease or alter his, her or its relationship with Employer or Bancshares.

     6.2 Non-Competition. Employee shall not, during the term of Employee's employment with Employer and for a period of six (6) months after the termination or expiration thereof, except in the event that (a) such termination occurs upon a Change of Control and otherwise as set forth in
Section 4.1 of this Agreement or (b) Employee is terminated by Employer as an employee of the Employer for any reason other than one described in Sections 3.2(a), 3.2(b)(i), (ii) or (iii) or 3.2(c), directly or indirectly, within five
(5) miles of the three (3) largest then-existing offices of Employer: (i) engage in any business or activity that competes with the business of Employer or Bancshares; (ii) enter the employ of any person engaged in any business or activity that competes with the business of Employer or Bancshares or render any services to any person for use in competing with the business of Employer or Bancshares; or (iii) have an interest in any person engaged in any business or activity that competes with the business of Employer or Bancshares, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, creditor or consultant or any other relationship or capacity.

     6.3 Remedies Upon Breach. Employee acknowledges and agrees that (a) Employer shall be irreparably injured in the event of a breach by Employee of any of Employee's obligations under this Section 6.3; (b) monetary damages shall not be an adequate remedy for any such breach; (c) Employer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims which Employee may have against Employer, whether under this Agreement or



otherwise, shall not be a defense to the enforcement by Employer of any of its rights under this Section 6.3.

     6.4 Enforcement. The covenants and obligations of Employee contained in this Section 6.4 shall be in addition to, and not in lieu of, any covenants and obligations which Employee may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability, shall survive the termination of this Agreement.

     6.5 Survival. The provisions of this Section 6 shall survive until the later of (a) six (6) months following the expiration of this Agreement and (b) six (6) months following the termination of Employee's employment with Employer.


7.   MISCELLANEOUS

     7.1 Assignment. This Agreement and all rights and benefits hereunder are personal to Employee and to Employer. Accordingly, no rights, interests or benefits hereunder shall be sold, transferred or assigned without the prior written consent of the other party.

     7.2 Employment Status of Employee. It is expressly acknowledged that Employee, in the performance of his services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from the compensation paid to Employee any sums for income tax, social security or any other withholding taxes as are required by law.

     7.3 Changes or Modifications. No change or modification of this Agreement shall be valid unless the same shall be in writing signed by Employer and Employee. No waiver of any provision hereof shall be valid unless in writing and signed by the party against whom charged.

     7.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the matters set forth herein. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter.

     7.5 Notices. Notice required herein shall be effective when delivered in person or sent by United States Certified Mail, postage prepaid and addressed to:

     Employer: Board of Directors
               Success National Bank
               One Marriott Drive
               Lincolnshire, Illinois  60069-3703

     Employee: Kurt C. Felde
               Success National Bank
               One Marriott Drive
               Lincolnshire, Illinois 60069-3703.

     7.6 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of Illinois.



     7.7 Separability. The inability or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     7.8 Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as a waiver of any subsequent breach of the same or any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.
                                   EMPLOYER
                                   SUCCESS NATIONAL BANK

                                   By:   /s/ Christa N. Calabrese
                                   ------------------------------------
                                         Name:  Christa N. Calabrese
                                         Title: Executive Vice President

                                   EMPLOYEE:
                                        /s/ Kurt C. Felde
                                   -----------------------------------
                                   Name:  Kurt C. Felde